Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement ( Form S-3 No. 333-116072) of PLX Technology, Inc. of our report dated March 5, 2004, with respect to the financial statements of NetChip Technology, Inc. for the years ended December 31, 2003 and 2002 in this Current Report on Form 8-K/A of PLX Technology, Inc.

San Francisco, California

July 30, 2004